Grubb & Ellis Healthcare REIT, Inc.

Santa Ana, CA Office:

1551 N. Tustin Avenue, Suite 300

Santa Ana, CA 92705

714.667.8252

Scottsdale, AZ Office:

The Promenade, Suite 440

16427 N. Scottsdale Road

Scottsdale, Arizona 85254

480.998.3478

www.gbe-reits.com/healthcare

April 21, 2009

Update on Grubb & Ellis Healthcare REIT, Inc.
(to be named Healthcare Trust of America, Inc.)

Dear Stockholder:

The purpose of this letter is to provide you with an update concerning your investment in Grubb & Ellis Healthcare REIT, Inc. This past year was an extremely exciting, challenging and productive year. With the support and guidance of our experienced Board of Directors, we have put into place a self-management program for our REIT. We believe this self-management program will provide substantial value to our stockholders, enterprise value for our company, and position our company for future liquidity opportunities in accordance with our business plan. It is outlined in more detail below.

REIT Philosophy

Our philosophy is to remain financially strong, sustain our distributions, and to grow our portfolio. Consistent with our philosophy, our corporate model is self-managed and performance driven, with our stockholders coming first.

We have an extremely strong balance sheet. As of the date of this letter, we have approximately $250 million of cash that we intend to use for acquisitions. Last year, as the economy weakened, our Board felt that patience, discipline, and ample liquidity in 2009 would uniquely position our company. Over the coming months, our balance sheet, which includes our available cash for acquisitions and a number of assets already purchased for cash which can be re-financed, provides us with the ability to acquire approximately $600 to $700 million in new acquisitions (assuming we use 50% leverage) at today’s valuations. We will target new acquisitions that will be accretive, provide significant cash flow and generate substantial funds from operations, which will increase our ability to cover our distributions. We also believe that the reduction in acquisition and asset management fees to our advisor discussed below will further increase our cash flow and funds from operations.

We have raised over $900 million in gross offering proceeds and completed 44 acquisitions with over $1.0 billion in assets. We are actively engaged in the acquisition process. We have engaged a 25-year seasoned veteran in the healthcare industry, Mark Engstrom, who is leading us in reviewing acquisition opportunities. Mark was recently CEO of a private healthcare company and brings tremendous relationships and operating experience to our management team.

Our acquisition philosophy is guided by our Board’s Investment Committee comprised of three of our independent directors and me. We have been and will remain both patient and flexible in this changing marketplace. Our strategy is to actively seek out and negotiate transactions which meet our strict acquisition standards. In the past three to nine months, market conditions have caused asset pricing to continually adjust. We have taken advantage of opportunities to acquire solid performing healthcare assets at extremely advantageous values. We have passed on potential transactions which were not priced to reflect current market conditions. We will continue to be disciplined and patient in exploring acquisition opportunities.

Self-Management

A key priority for our REIT today and in the future is to retain and prudently expand our highly qualified management team with a performance based cost structure. Self-management is another term for internal management. We have hired, and will continue to search for and hire, our own employees and service providers and not rely on an external advisor or sponsor.

Last November, after extensive discussions with our advisor, we entered into an amended advisory agreement that achieved two primary objectives: (1) it substantially reduced the acquisition and asset management fees we pay our advisor, and (2) it set the framework for our transition to self-management. Our advisor agreed to use reasonable efforts to cooperate with us as we pursue our self-management program. We will be working closely with our advisor, consistent with our existing agreements under which Grubb & Ellis is and remains fully committed to providing services to us, assisting with an orderly transition and coordinating any of its own activities consistent with such agreements.

Our efficiency and performance continue to improve to the benefit of our stockholders. We have achieved substantial savings as a result of the reduction in fees to our advisor. We expect cost savings to continue and increase as we complete our transition to self-management. We have also eliminated any need to pay any major internalization fee(s) to our advisor. These internalization fees have cost other externally advised REITs millions of dollars. We have evolved into an independent, self-managed organization. We will continue to contract out certain services at negotiated rates, subject to performance standards and oversight.

Prior to or upon completion of our transition to self-management, we intend to change our name to Healthcare Trust of America, Inc. We believe this new name is consistent with our REIT being an independent self-managed entity and will uniquely identify our company in the marketplace.

New Strategic Relationship

Our advisory agreement with our advisor runs until September 20, 2009. This relationship with our advisor has been mutually beneficial and has assisted us to grow our portfolio and evolve to a self-management model. Both of us will continue to work closely together to transition our relationship, as we move closer to the expiration of the advisory agreement.

We recently established a strategic relationship with American Realty Capital II (ARC) and its affiliated entities, including ARC’s brokerage entity. This new relationship will provide us with a backup support provider, consistent with our self-management model. We now have future access to consulting and various backup support services at negotiated, market driven rates. These backup support services are available to us if and when we request them. Our management team will perform these services internally, unless it determines that it is more prudent to outsource them. The ARC relationship provides us with a dependable and ongoing outside service provider. Importantly, we are not limited in using our own management team or any other service provider. This flexible market-driven relationship is consistent with our stockholder first, self-management and performance-driven model.

Looking Forward

We are a well positioned company with a strong self-management program. As we move forward, our performance-based cost structure will continue to substantially reduce future acquisition, asset management, and property management fees. We believe that it is in the best interests of our existing stockholders to continue to raise money and acquire and manage new income producing assets. We have taken steps to preserve our flexibility so that we can continue to enhance our REIT and provide value to our stockholders.

We appreciate and value your trust, patience, and confidence in us. We are and will remain committed to perform consistent with your expectations, in the short and long term.

Very truly yours,

Scott D. Peters
Chairman, President, & CEO

Enclosures

This letter contains certain forward-looking statements about the company and its self-management plan. Any forward-looking statements are based upon the current beliefs and expectations of management and involve risks, uncertainties and other factors that may cause the actual results or performance of the company and its affiliates to be materially different from any future results or performance expressed or implied by such forward-looking statements, including those risks identified in our Annual Report on Form 10-K for the year ended December 31, 2008, a copy of which is enclosed with this letter.

The material in this letter does not constitute an offer to sell, nor a solicitation of an offer to buy any securities described herein. Such an offering can only be made by a prospectus.

To review our current filings please log onto: www.gbe-reits.com/Healthcare.